As filed with the Securities and Exchange Commission on July 29, 2021 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3065014
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue,

San Jose, CA 95138-1002

(Address of principal executive offices) (Zip code)

2016 Incentive Award Plan

1997 Employee Stock Purchase Plan

(Full title of the plans)

Balu Balakrishnan

Chief Executive Officer

Power Integrations, Inc.

5245 Hellyer Avenue

San Jose, CA 95138-1002

(408) 414-9200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David J. Segre

Brett D. White

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 834-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
To be issued under the 2016 Incentive Award Plan	2,000,000	$84.26 (2)	$168,520,000 (2)	$18,385.53
To be issued under the 1997 Employee Stock Purchase Plan	500,000	$71.62 (3)	$35,810,000 (3)	$3,906.87
Total	2,500,000		$204,330,000	$22,292.40

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of registrant’s Common Stock that become issuable under the registrant's 2016 Incentive Award Plan or 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of registrant’s Common Stock on July 26, 2021, as reported on the Nasdaq Global Select Market.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 26, 2021, as reported on the Nasdaq Global Select Market, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 1997 Employee Stock Purchase Plan.

EXPLANATORY NOTE

Power Integrations, Inc. (the “Company”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,000,000 and 500,000 shares of its Common Stock issuable to eligible persons under the Company’s 2016 Incentive Award Plan and 1997 Employee Stock Purchase Plan, respectively. These shares of Common Stock are in addition to the shares of Common Stock registered on the Company’s Registration Statements on Form S-8 filed on July 25, 2019 (File No. 333-232803) and October 26, 2016 (File No. 333-214240) (the “Prior Registration Statements”). The contents of the Prior Registration Statements are incorporated by reference in this registration statement.

PART II

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 5, 2021;
(b)	The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 29, 2021 (File No. 000-23441);
(c)	The Company's Current Reports on Form 8-K filed with the SEC on March 16, 2021, March 26, 2021 and May 25, 2021 (File No. 000-23441);
(d)	The information specifically incorporated by reference into the Company's Form 10-K referenced in (a) above from the Company's Proxy Statement on Schedule 14A filed on March 29, 2021; and
(e)	The description of the Company’s Common Stock which is contained in a Form 8-A registration statement filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on December 1, 1997, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 7, 2020.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Description	Schedule / Form	File Number	Exhibit	Filing Date
4.1	Restated Certificate of Incorporation	10-K	000-23441	3.1	February 29, 2012
4.2	Amended and Restated Bylaws	8-K	000-23441	3.1	April 26, 2013
5.1*	Opinion of Cooley LLP
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement
24.1*	Power of Attorney is contained on the signature pages
99.1	2016 Incentive Award Plan	14A	000-23441	Appendix A	March 29, 2021
99.2	1997 Employee Stock Purchase Plan	14A	000-23441	Appendix B	March 29, 2021

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 29, 2021.

POWER INTEGRATIONS, INC.

By:	/s/	Sandeep Nayyar
Sandeep Nayyar
Chief Financial Officer (Duly Authorized Officer,
Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Balu Balakrishnan and Sandeep Nayyar, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BALU BALAKRISHNAN	President, Chief Executive Officer	July 29, 2021
Balu Balakrishnan	(Principal Executive Officer)

/s/ SANDEEP NAYYAR	Chief Financial Officer	July 29, 2021
Sandeep Nayyar	(Principal Financial and Principal Accounting Officer)

/s/ WILLIAM GEORGE	Director and Chairman of the Board	July 29, 2021
William George

/s/ WENDY ARIENZO	Director	July 29, 2021
Wendy Arienzo

/s/ NICHOLAS E. BRATHWAITE	Director	July 29, 2021
Nicholas E. Brathwaite

/s/ ANITA GANTI	Director	July 29, 2021
Anita Ganti

/s/ BALAKRISHNAN S. IYER	Director	July 29, 2021
Balakrishnan S. Iyer

/s/ JENNIFER LLOYD	Director	July 29, 2021
Jennifer Lloyd

/s/ NECIP SAYINER	Director	July 29, 2021
Necip Sayiner

/s/ STEVEN J. SHARP	Director	July 29, 2021
Steven J. Sharp